First Horizon National Corporation Fourth Quarter 2019 Earnings January 17, 2020

Disclaimer Forward-Looking Statement Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity” and certain financial measures excluding notable items, including merger-related charges. Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although FHN has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “believe”,“expect”,“anticipate”,“intend”,“estimate”, “should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking statements. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments. Important Other Information In connection with FHN’S proposed merger-of-equals transaction with IBERIABANK Corporation (“IBKC”), FHN has filed with the SEC a registration statement on Form S-4 (No. 333-235757) to register the shares of FHN’S capital stock to be issued in connection with the proposed transaction. When effective, the registration statement will include a joint proxy statement of FHN and IBKC which will be sent to the shareholders of FHN and IBKC seeking their approval of the proposed transaction. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SHAREHOLDERS OF FHN AND IBKC ARE URGED TO READ, AS FILED TO DATE AND AS AMENDED IN THE FUTURE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FHN, IBKC AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about FHN and IBKC, without charge, at the SEC’s website (http://www.sec.gov). Copies of the registration statement, including the joint proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon National Corporation, 165 Madison Avenue, Memphis, TN 38103, telephone (901) 523-5679, or Jefferson G. Parker, IBERIABANK Corporation, 200 West Congress Street, Lafayette, LA 70501, telephone (504) 310-7314. Participants in the Solicitation FHN, IBKC and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding FHN’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 11, 2019, and certain of its Current Reports on Form 8-K. Information regarding IBKC’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on March 28, 2019, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph. 2

Transformational Year in 2019 Successfully Executing on Commitments, Building Momentum Successfully Executed on ● Strengthened franchise through market expansion, customer growth, Capital Bank improved efficiency, and more profitable funding mix Merger ● Focus on strategic priorities and benefits of countercyclical business Delivered on model delivered strong balance sheet growth, fee income generation, Investor Day Targets and significant expense efficiencies Strong Business ● Earnings and balance sheet growth generated across the franchise Momentum in 2019 continues into 2020 MOE with IBKC ● Merger of equals with IBERIABANK and Truist branch acquisition will Positions expand opportunities in attractive high-growth markets, enhance scale, Company for Success and create top-tier profitability 3

Successful Execution of Capital Bank Merger Established Strong Foundation for 2019 Results

Enhanced Profitability 3Q17–4Q19[1]



EPS
$0.32
$0.28
$0.47
$0.37
3Q17
4Q19
ROA
1.08%
0.99%
1.40%
1.12%
3Q17
4Q19
ROTCE
13.5%
12.2%
18.9%
15.0%
3Q17
4Q19
Reported
Adjusted

Improve Efficiency

- Significant improvement in efficiency ratio due to $85mm of cost saves and increased operating leverage
- Reported efficiency ratio at 66% vs 74% in 4Q19 vs 3Q17
- Adjusted efficiency ratio[1] at 59% vs 66% in 4Q19 vs 3Q17

Capture Revenue Synergies

- Expanded customer relationships with larger balance sheet and new products
- $30mm goal captured within 12 months
- Regional Bank fees up ~40%

Optimize Funding Mix

- Leveraged new markets to grow customer deposits and replace market-rate deposits
- Added $1.9B of deposits in South Florida with 111bps rate paid
- Decreased market-indexed deposits from 16% to 13% of total deposits

Enhance Presence in High-Growth Markets

- Capacity to grow loans and deposits profitably
- Mid-Atlantic and Florida percent of total loans grew to 16% from 6%
- Mid-Atlantic and Florida percent of total deposits grew to 19% from 3%

[1]Adjusted EPS, ROTCE, Adjusted ROTCE, Adjusted ROA, and Adjusted Efficiency Ratio are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. All comparisons from 3Q17 to 4Q19.

4

2019 Results: Delivered on Strategic Priorities 2019 FY 2019 Outlook Commentary Reported Adjusted1 Investor Day ROTCE1 14.7% 17.6% 17% - 18% Strong earnings growth, profitable loan growth and effective capital deployment ROA 1.08% 1.30% 1.20% - 1.30% Profitable balance sheet growth and lower deposit costs, offset by impact of NIM 3.28% 3.40% - 3.50% three rate cuts vs assumption of two rate increases Efficiency 66.1% 59.9% 60% - 62% Excellent expense discipline Ratio NCOs 9bps <10bps Continued asset quality stability Optimized organic and capital return CET1 9.2% 9.5% - 10% mix; strong stress test results 1ROTCE, Adjusted ROTCE , Adjusted ROA, and Adjusted Efficiency Ratio are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. Investor Day targets from November 6, 2018. 5

FINANCIAL RESULTS 6

Delivered Significant Earnings Growth in 2019 EPS Trends: 2018 to 2019 EPS Trends: 4Q18 to 4Q19 $1.65 EPS includes impact of Visa Stock Monetization: $213mm $0.47 $0.42 $0.43 $1.65 $1.66 $1.41 $1.38 $0.35 $0.35 $0.37 $0.35 $0.35 $0.30 $0.31 2018 2019 4Q18 1Q19 2Q19 3Q19 4Q19 Reported Adjusted¹ Reported Adjusted¹ ● Profitable balance sheet growth with loan and deposit growth across key markets and specialty areas ● Unique business mix provides earnings contribution in challenging rate environment ● Efficiency ratio improved with good expense discipline and implementation of CBF cost saves ● Stable credit quality trends with declines in net charge offs, non-performing loans, and 30+day delinquencies ● Effective capital deployment through organic growth, share buybacks, and dividends 1Adjusted EPS is a Non-GAAP number and is reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. 7

Financial Results: Building Momentum

$ in millions except per share data	4Q19 Actual	Actual LQ % Change	Actual YoY % Change	4Q19 Adjusted[1]	Adjusted LQ % Change[1]	Adjusted YoY % Change[1]
Net Interest Income	$311	+4%	+3%	$311	4%	3%
Fee Income	$183	+7%	+66%	$183	7%	52%
Total Revenue	$495	+5%	+20%	$495	5%	17%
Expense	$327	+6%	+16%	$290	5%	7%
Loan Loss Provision	$10	-33%	67%	$10	-33%	67%
Pre-Tax Income	$157	+5%	+26%	$194	7%	32%
NIAC[2]	$117	+7%	+21%	$147	9%	30%
EPS	$0.37	+6%	+23%	$0.47	9%	35%
Avg Loans ($B)	$30.7	+2%	+13%	$30.7	2%	13%
Avg Deposits ($B)	$32.8	+1%	+3%	$32.8	1%	3%

- YOY: Reported EPS up 23%, Adjusted up 34%[1]
- LQ: Reported EPS up 6%, Adjusted up 9%[1]
- Strong performance driven by higher revenue, good expense discipline, profitable balance sheet growth, and stable asset quality trends

4Q19 NIAC and EPS Reconciliation

$ in millions except per share data	Amount Pre-tax	Amount After-tax	Per Share EPS Impact
4Q19 Adjusted[1]	$194	$147	$0.47
Notable Items:			
Restructuring	($1)	($1)	($0.00)
Rebranding	($9)	($7)	($0.02)
Acquisition Related Items	($16)	($13)	($0.04)
Charitable Contributions	($11)	($9)	($0.03)
4Q19 Reported	$157	$117	$0.37

YOY – Year over Year. LQ – Linked Quarter. Numbers may not add to total due to rounding.

[1]Adjusted Fee Income, Revenue, Expense, Pre-Tax Income, NIAC, and EPS are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. EPS and Adjusted EPS calculated using 313mm shares. [2]Net Income Available to Common (NIAC) includes the impact from $3mm of noncontrolling interest and $1.6mm of preferred stock dividends.

8

Specialty Areas and Key Markets Drive Growth

- Total average YOY loan growth of 13% outpaced H.8 industry growth of 4%[1]
- Broad-based loan growth across specialty areas and key markets
- Specialty areas grew across multiple areas
  - Specialty areas excluding loans to mortgage companies up 1% LQ, up 8% YOY
  - Specialty areas represent 44% of Regional Bank loan portfolio
- Key markets growth in Middle TN, South Florida, Texas, and Mid-Atlantic

Diversified Specialty Loan Portfolios

Specialty Areas	4Q19 Avg. Bal.	LQ Growth %	YOY Growth %
Loans to Mort. Co.	$4.4B	13%	133%
Commercial Real Estate	$3.0B	- %	-2%
Asset-based Lending	$2.1B	1%	6%
Corporate	$1.0B	-1%	3%
Healthcare	$0.9B	4%	20%
Franchise Finance	$0.9B	4%	17%
Energy	$0.5B	6%	78%
Correspondent	$0.4B	1%	13%
Total Specialty	**$13.2B**	**5%**	**31%**

Diversified Market Loan Portfolios

Markets	4Q19 Avg. Bal.	LQ Growth %	YOY Growth %
Middle Tennessee	$4.5B	3%	10%
East Tennessee	$3.3B	2%	3%
West Tennessee	$2.0B	- %	4%
Mid-Atlantic	$3.5B	1%	1%
South Florida	$1.5B	4%	11%
Texas	$0.4B	-8%	59%
Total Markets	**$15.1B**	**1%**	**6%**

LQ – Linked Quarter. YOY – Year over Year. Numbers may not add to total due to rounding. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. Key Markets includes Mid-Atlantic, Middle Tennessee, South Florida, and Texas.
[1]Source: December 2019 H.8 Assets and Liabilities of Commercial Banks in the United States, Federal Reserve Board.

9

Regional Bank Deposits Key Markets & Specialty Areas Driving Customer and Balance Growth ● Regional Banking average deposit growth of 7% YOY o Deposit costs declined 13bps LQ, down 1bp YOY ● Strategic focus on increasing customer deposits ● Growth across various markets with increase in specialty areas Regional Banking YOY Avg. Deposit Growth Key Market YOY Avg. Deposit Growth Highlights Specialty 21% Middle TN 10% Key Markets 6% South Florida 4% TN 6% Mid-Atlantic 3% LQ – Linked Quarter. YOY – Year over Year. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. Key Markets include Mid-Atlantic, Middle Tennessee, South Florida, and Texas. 10

Fixed Income Delivers Strong Countercyclical Growth ● Fixed income product ADR up 72% from 2018 to 2019 ● Fixed Income net income in 2019 was $52mm vs. $9mm in 2018 ● Growth across all trading desks and across customer base ● Other product revenue up 54% due to derivatives and loan sales ● Focus on strategic hires and efficiency positioned business for improved profitability Fixed Income: Pre-Tax Income Key Drivers of Average Daily Revenue in 2019 $195mm Expense Revenue Pre-Tax Income $175mm Lower Higher Revenue Key Driver Revenue $155mm $83mm $135mm $88mm Up Direction of rates Down $115mm $72mm $61mm Low Market Volatility Moderate $95mm $49mm $75mm Flatter Shape of Yield Curve Steeper $55mm $68mm $62mm State of Economy & $47mm $51mm $56mm Positive Negative $35mm $0k Outlook 4Q18 1Q19 2Q19 3Q19 4Q19 ADR $492K $729K $866K $994K $1.1mm 11

Net Interest Income and Margin Trends

- NII and NIM favorably impacted LQ by higher accretion, commercial loan growth, and lower deposit costs
- Total loan accretion of $42mm in 2019
- Optimized balance sheet through profitable loan growth and lower deposit costs to offset anticipated NII shortfall due to Fed rate cuts
- NII sensitivity estimates 1% decline in NII with 25bps rate cut, up 0.5% with 25bps increase

NII Shortfall Offset by Balance Sheet Growth



$1,220
($20)
($43)
$16
$38
$1,210
2018 NII
Accretion
Rates
Deposit Growth
Loan Growth & Other
2019 NII

NII and NIM Linked-Quarter Change Drivers

($ in millions)	NII	NIM
3Q19 - Reported	**$301**	**3.21%**
Less: 3Q19 CBF Loan Accretion	-$6	-6bps
3Q19 - Core[1]	**$295**	**3.15%**
Loan Rates (Primarily LIBOR/prime)	-$19	-19bps
Loan Volume	+$3	-
Deposit Rates	+$11	+11bps
Deposit Volume	+$3	+3bps
Other	+$4	+2bps
4Q19 - Core[1]	**$297**	**3.11%**
Plus: 4Q19 CBF Loan Accretion	+$14	+15bps
4Q19 - Reported	**$311**	**3.26%**

LQ – Linked Quarter. Numbers may not add to total due to rounding. [1]Core excludes the accretion from CBF's loans, and is a Non-GAAP number reconciled in the table found on this slide. The average earning assets impact from CBF's loan accretion was $83mm in 4Q19 and $93mm in 3Q19. NII sensitivity impact analysis uses FHN's balance sheet as of 12/31/2019. Sensitivity scenarios shown assume a flat balance sheet and measure the NII impact for the 12 months following an instantaneous parallel shock across the yield curve.

12

Disciplined Expense Management ● Good expense discipline throughout 2019 o Expenses down, despite $40mm increase in Fixed Income expenses due to higher revenue ● Achieved $85mm of cost savings from CBF deal, 30% greater than initially targeted ● Implemented efficiency actions to right size expense base o 23 branch closures o Decreased costs associated with vendors, personnel, and discretionary expense ● Additional $80mm of efficiencies in 2019 supported $15mm of reinvestment o Reinvestment through strategic hires in key markets and technology upgrades Total Noninterest Expense Efficiency Ratio $1,222 $1,232 71% 66% 64% $1,120 $1,117 60% Reported Adjusted¹ Reported Adjusted¹ 2018 2019 2018 2019 Numbers may not add to total due to rounding. 1Adjusted Expense and Adjusted Efficiency Ratio are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. 13

Asset Quality ● Asset quality remains stable ● Net charge-offs, non-performing loans, and delinquencies ratio declined YOY and LQ ● Loan loss provision reflects growth in commercial portfolios, offset by reserve decrease in nonstrategic portfolio Asset Quality Highlights Allowance for Loan Losses $31B $30B $31B $28B $28B ($ in millions) 4Q18 1Q19 2Q19 3Q19 4Q19 Charge-offs ($18) ($11) ($12) ($24) ($12) Recoveries $6 $6 $7 $10 $9 66bps 66bps 65bps 62bps 64bps Net Charge-offs $12 $5 $5 $15 $3 Provision/(Credit) $6 $9 $13 $15 $10 4Q18 1Q19 2Q19 3Q19 4Q19 Period-end Loans ALLL to Loans Ratio LQ – Linked Quarter. YOY – Year over Year. Numbers may not add to total due to rounding. Net charge-off % is annualized and as % of average loans. 14

CECL Impact ● CECL replaces the current incurred loss methodology with a life of loan concept ● Currently expect a CECL allowance for loan losses ratio of 100bps to 110bps CECL Adoption ● Average peer estimated allowance to loan ratio at 134bps ● Increase in reserve largely due to longer term consumer loans and establishment of reserve for previously marked/acquired loans; other commercial portfolios relatively stable ● Under CECL, acquired loans separated into purchase credit deteriorated (PCD) and non- purchase credit deteriorated (non-PCD) o PCD Loans – CECL reserve relating to PCD loans will be recorded as an allowance with remainder of mark recorded as a discount o Non-PCD Loans – Non-PCD loans are recorded net of credit and rate marks. The non-PCD loans also require an allowance to be established through provision expense in addition to CECL Impact from the purchase accounting discount. Represents ‘double-count’ of credit mark impact IBKC Merger ● Estimated loan credit mark of 1.2% of gross loans is composed of: o 0.5% PCD credit mark on gross loans o 0.7% non-PCD credit mark on gross loans; accreted back through income over the life of the loans (5-years) ● Day 2 CECL reserve of 1.0x non-PCD credit mark (additional ‘double-count’ of 0.7% on gross loans); to be booked as provision expense immediately post closing Peer estimates represent 25 large cap banks. CECL impact subject to change and will be highly influenced by macroeconomic forecast and loan portfolio composition. 15

Merger & Branch Acquisition Update

Initial Steps

- **Establish and Execute Communication Plans**
  - Announced transformational MOE with IBERIABANK and acquisition of 30 branches divested by Truist
  - Employee engagement with town hall meetings across all markets for IBERIABANK merger and branch acquisition
  - Regular ongoing communications with all employees
- **Framework for Integration Planning**
  - Established Merger Project Offices for MOE and branch acquisition
  - Held joint two day merger integration planning kickoff meeting
  - Planning underway for branch acquisition closing and conversion
  - Weekly discussions among senior leadership team to begin organizational planning for MOE
- **Complete Regulatory Filings and Initial Shareholder-Related Filings**
  - Filed regulatory applications for branch acquisition in November, and IBERIABANK merger in December
  - Filed S-4 in December

Next Steps

- Next tier of leadership to be determined in January 2020
- Developing Go-To models to evaluate systems & processes
- Shareholder meeting/vote
- Anticipate closing of branch acquisition in 2Q20
- Anticipate closing of IBERIABANK merger mid-2020

16

Key Takeaways Successfully Executing on Commitments, Maintaining Momentum ● Delivered on 2019 financial targets from Investor Day o Meaningful earnings growth despite challenging rate environment o Significant loan and deposit growth across markets and specialty areas o Countercyclical businesses providing offsets in a declining rate environment o Excellent expense discipline with improved efficiency ● Demonstrated successful merger execution on Capital Bank deal ● Continued strong credit risk management ● Effectively deploying capital through organic growth, merger, and branch acquisitions ● Strong 4Q19 momentum continues into 2020 17

APPENDIX 18

4Q19 Credit Quality Summary by Portfolio

($ in millions)	Regional Banking					Corporate[5]	Non-Strategic				FHNC
	Commercial (C&I & Other)	CRE	HE & HELOC	Other[1]	Subtotal	Permanent Mortgage	Commercial (C&I & Other)	HE & HELOC	Permanent Mortgage	Other[2]	Total
Period End Loans	$19,721	$4,292	$5,735	$465	$30,213	$31	$375	$272	$135	$35	$31,061
30+ Delinquency %	0.05%	0.02%	0.50%	0.74%	0.14%	5.29%	0.00%	3.01%	3.28%	4.05%	0.19%
Dollars	$9	$1	$28	$3	$42	$2	$0	$8	$4	$1	$58
NPL[3] %	0.38%	0.04%	0.64%	0.05%	0.37%	4.22%	0.00%	12.69%	9.50%	0.85%	0.52%
Dollars	$74	$2	$37	$0	$113	$1	$0	$35	$13	$0	$162
Net Charge-offs[4] %	0.07%	NM	NM	2.31%	0.08%	NM	0.00%	NM	NM	1.83%	0.04%
Dollars	$3	$0	$0	$3	$6	$0	$0	-$3	-$1	$0	$3
Allowance	$122	$34	$13	$13	$183	$0	$2	$6	$9	$0	$200
Allowance / Loans %	0.62%	0.79%	0.23%	2.87%	0.60%	NM	0.65%	2.35%	6.44%	0.09%	0.64%
Allowance / Net Charge-offs	9.23x	NM	NM	1.23x	7.82x	NM	NM	NM	NM	0.04	17.76x

Numbers may not add to total due to rounding. Data as of 4Q19. NM - Not meaningful.
[1]Includes Credit card, Permanent Mortgage, and Other. [2]Includes Credit card, OTC, and Other Consumer. [3]Non-performing loans excludes held-for-sale loans. [4]Net charge-offs are annualized.
[5]Exercised clean-up calls on jumbo securitizations in 1Q13, 3Q12, 2Q11, and 4Q10, which are now on the balance sheet in the Corporate segment.

19

Select C&I and CRE Portfolio Metrics Regional Bank Average Commercial Loans C&I: Loans to Mortgage Companies Specialty Commercial Real Estate Areas $5.0B 4% Asset-Based Lending 13% $4.4B $4.4B Loans to Mortgage Co. $3.8B $3.9B Corporate 9% $3.0B Franchise Finance 37% $2.3B 4Q19 $2.0B $1.9B Healthcare $1.7B Correspondent 20% Energy Commercial 4Q18 1Q19 2Q19 3Q19 4Q19 4% 4% 5% 2% Business Banking Period-end Balance ($B) Average Balance ($B) 2% CRE: Collateral Type CRE: Geographic Distribution 2% NC Multi-Family 16% 11% 20% TN Retail 29% Office 9% 6% FL Industrial 8% TX 14% Other 19% SC 9% Hospitality GA 21% Land 12% 27% Other Data as of 4Q19 unless noted otherwise. Numbers may not add to total due to rounding. 20

Consumer Portfolio & Non-Strategic Overview HELOC Draw vs Repayment Balance Home Equity Portfolio In Draw In Repayment 68% $1.0B $0.3B 5% 6% 7% 7% 8% 0-12 13-24 25-36 37-48 49-60 >60 Non-Strategic Consumer Real Estate Mortgage Repurchase Reserve 1 $405mm 4Q18 1Q19 2Q19 3Q19 4Q19 $372mm ($ in millions) $337mm $304mm $272mm Beginning Balance $32 $32 $31 $18 $17 Net Realized Losses ($0) ($0) ($13) ($1) ($2) 39% 39% 32% 37% 36% Provision Credit ($0) ($0) ($1) ($0) ($0) 4Q18 1Q19 2Q19 3Q19 4Q19 Ending Balance $32 $31 $18 $17 $15 Period-end Balance Constant Pre-Payment Rate Data as of 4Q19 unless noted otherwise. Numbers may not add to total due to rounding. 12Q19 includes a single party complete settlement payment that reduces the repurchase and foreclosure reserve. 21

Notable Items-2018 & 2019 Pre-Tax Pre-Tax 2018 Amount 2019 Amount Acquisition Expense ($31.4mm) Restructuring ($12.2mm) 1Q Gain on property sale $3.3mm Acquisition Expense ($5.7mm) Restructuring ($18.7mm) Acquisition Expense ($43.2mm) Rebranding ($9.1mm) 2Q Acquisition Expense ($8.6mm) Other Expense (Visa Shares) ($4.1mm) Legal Resolution Expense Reversal $8.3mm Rebranding ($3.1mm) Acquisition Expense ($11.4mm) Acquisition Expense ($9.0mm) 3Q Restructuring ($7.8mm) Visa B Share Monetization $212.9mm Net Impact of Legal Resolutions ($7.5mm) Visa Derivative Valuation Adjustments ($4.0mm) Acquisition Expense ($15.7mm) Acquisition Expense ($11.6mm) Charitable Contributions ($11.0mm) 4Q Acquisition: Fee-income Adjustment ($1.8mm) Rebranding Expense ($9.1mm) Return of excess fees from Capital Bank ($8.7mm) Restructuring ($1.2mm) Debit Cards 22

Expense: Acquisition, Restructuring, & Rebranding

Acquisition Expenses

($ in millions)	4Q19	3Q19	4Q18
Legal and professional fees (a)	$9.7	$3.5	$3.1
Employee comp., incentives, and benefits (b)	$4.1	$1.5	$2.5
Occupancy (c)	($0.1)	($0.1)	$2.9
Contract employment and outsourcing (d)	$ -	$0.2	$ -
Miscellaneous expense (e)	$0.3	$1.0	$1.1
All other expense (f)	$1.6	$2.8	$2.0
Total Acquisition Expense	$15.7	$9.0	$11.6

(a) Primarily comprised of fees for legal, accounting, and merger consultants.

(b) Primarily comprised of fees for severance and retention.

(c) Primarily relates to fees associated with lease exit accruals.

(d) Primarily relates to fees for temporary assistance for merger and integration activities.

(e) Consists of fees for operations services, communications and courier, equipment rentals, depreciation and maintenance, supplies, travel and entertainment, computer software, and advertising and public relations.

(f) Primarily relates to contract termination charges, costs of shareholder matters and asset impairments related to integration, as well as other miscellaneous expenses.

Restructuring Expenses

($ in millions)	4Q19	3Q19
Legal and professional fees	$1.0	$6.5
Employee comp., incentives, and benefits	$0.3	$1.2
Occupancy	$0.1	($0.1)
All other expense (a)	($0.1)	$0.3
Total Restructuring Expense	$1.2	$7.8

Rebranding Expenses

($ in millions)	4Q19	3Q19
Legal and professional fees	$1.0	$0.9
Advertising and public relations	$6.4	$0.7
Supplies	$0.9	$0.1
Miscellaneous Expense	$0.3	$0.1
All other expense (a)	$0.6	$1.3
Total Rebranding Expense	$9.1	$3.1

(a) Primarily relates to costs associated with fixed asset impairments and technology-related expenses.

Numbers may not add to total due to rounding.

23

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of adjusted fee income, adjusted revenue, adjusted noninterest expense, adjusted pre-tax income, adjusted net income available to common, and adjusted earnings per share. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

($ in millions)	2019	2018	YOY % Change	4Q19	3Q19	LQ % Change	2Q19	1Q19	4Q18	3Q17
Adjusted Fee Income & Revenue										
Revenue (GAAP)	$1,864	$1,943	-4%	$495	$472	5%			$413	$322
Fee Income (GAAP)	$654	$723	-10%	$183	$172	7%			$110	
Plus: Notable Items (GAAP)	$0	$206	-100%	$0	$0	-100%			$10	$14
Adjusted Fee Income (Non-GAAP)	$654	$517	26%	$183	$172	7%			$121	
Plus: Net Interest Income (GAAP)	$1,210	$1,220	-1%	$311	$301	4%			$303	
Adjusted Revenue (Non-GAAP)	$1,864	$1,737	7%	$495	$472	5%			$423	$337
Adjusted Noninterest Expense										
Noninterest Expense (GAAP)	$1,232	$1,222	1%	$327	$308	6%	$300	$296	$282	$237
Plus: Notable Items (GAAP)	-$115	-$102	13%	-$37	-$31	19%	-$28	-$18	-$12	-$16
Adjusted Noninterest Expense (Non-GAAP)	$1,117	$1,120	0%	$290	$276	5%	$272	$278	$270	$221
Adjusted Pre-Tax Income										
Pre-Tax Income (GAAP)	$586	$714	-18%	$157	$150	5%			$125	
Plus: Notable Items (GAAP)	$115	-$104	-210%	$37	$31	19%			$22	
Adjusted Pre-Tax Income (Non-GAAP)	$700	$610	15%	$195	$181	7%			$147	
Adjusted Net Income										
Net Income (GAAP)	$452	$557	-19%	$121	$114	6%			$101	$72
Plus: Tax-affected Notable Items (GAAP)[1]	$90	-$78	-225%	$30	$24	24%			$17	$7
Adjusted Net Income (Non-GAAP)	$542	$478	15%	$151	$138	9%			$118	$79
Adjusted Net Income Available to Common (NIAC) & Earnings Per Share (EPS)										
Net Income Available to Common (GAAP)	$435	$539	-19%	$117	$110	7%	$109	$99	$96	$67
Plus: Tax-affected Notable Items (GAAP)[1]	$90	-$78	-225%	$30	$24	24%	$22	$14	$17	$7
Adjusted Net Income Available to Common (Non-GAAP) (a)	$525	$461	16%	$147	$134	10%	$132	$113	$113	$74
Average Common Diluted Shares (GAAP) (b)	316	327	-4%	313	314	0%	316	320	324	236
Adjusted Average Common Diluted Shares (Non-GAAP) (b)	316	327	-4%	313	314	0%	316	320	324	236
Earnings Per Share (GAAP)	$1.38	$1.65	-16%	$0.37	$0.35	7%	$0.35	$0.31	$0.30	$0.28
Adjusted Earnings Per Share (Non-GAAP) (a/b)	$1.66	$1.41	20%	$0.47	$0.43	10%	$0.42	$0.35	$0.35	$0.32

LQ – Linked Quarter. Numbers may not add to total due to rounding.

[1]Tax-affected notable items assume an effective tax rate of ~19% in 4Q19, ~22% in 3Q19, ~21% in 2Q19, ~23% in 1Q19, ~24% in 4Q18, ~32% in 3Q17, ~21% in 2019, and ~24% in 2018.

3Q17 includes a $14.3 million pre-tax loss from the repurchase of equity securities previously included in a financing transaction, $8.2 million of pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial (CBF) and Coastal Securities, Inc. (Coastal) acquisitions, and $8.2 million of pre-tax loss accruals related to legal matters adjusted using an incremental tax rate of approximately 32 percent. Also includes $(13.7) million related to favorable effective tax rate adjustments primarily associated with the reversal of a capital loss deferred tax valuation allowance and certain discrete period items.

24

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of adjusted efficiency ratio, return on tangible common equity, adjusted return on tangible common equity, adjusted return on average assets, and adjusted return on equity. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

($ in millions)	2019	2018	4Q19	3Q17
Adjusted Efficiency Ratio				
Noninterest Expense (GAAP) (a)	$1,232	$1,222	$327	$237
Revenue Excluding Securities Gains (GAAP) (b)	$1,864	$1,730	$495	$322
Efficiency Ratio (GAAP) (a/b)	66.1%	70.6%	66.2%	73.5%
Adjusted Noninterest Expense[1] (Non-GAAP) (c)	$1,117	$1,120	$290	$221
Revenue Excluding Securities Gains (Non-GAAP) (d)	$1,864	$1,737	$495	$337
Adjusted Efficiency Ratio (Non-GAAP) (c/d)	59.9%	64.5%	58.7%	65.5%
Return on Tangible Common Equity (ROTCE)				
Average Total Equity (GAAP)	$4,921	$4,618	$5,040	$2,867
Less: Average Noncontrolling Interest (GAAP)	-$295	-$295	-$295	-$295
Less: Average Preferred Stock (GAAP)	-$96	-$96	-$96	-$96
Average Common Equity (GAAP) (e)	$4,530	$4,226	$4,649	$2,476
Less: Average Intangible Assets (GAAP)	-$1,575	-$1,570	-$1,566	-$281
Average Tangible Common Equity (Non-GAAP) (f)	$2,955	$2,656	$3,083	$2,195
Annualized Net Income Available to Common (GAAP) (g)	$435	$539	$463	$267
Return on Average Common Equity (ROCE) (GAAP) (g/e)	9.6%	12.7%	10.0%	10.8%
Return on Average Tangible Common Equity (ROTCE) (Non-GAAP) (g/f)	14.7%	20.3%	15.0%	12.2%
Adjusted Return on Tangible Common Equity (ROTCE)				
Average Tangible Common Equity (Non-GAAP) (f)	$2,955	$2,656	$3,083	$2,195
Less: Equity impact for notable items[2]	$28	-$46	$0	$0
Adjusted Average Tangible Common Equity (Non-GAAP) (i)	$2982	$2,610	$3,083	$2,195
Annualized Adjusted Net Income Available to Common[1] (Non-GAAP) (h)	$525	$461	$582	$295
Adjusted Return on Average Tangible Common Equity (ROTCE) (Non-GAAP) (h/i)	17.6%	17.7%	18.9%	13.5%
Adjusted Return on Average Common Equity (ROCE) (Non-GAAP)				
Adjusted Return on Average Common Equity (ROCE) (Non-GAAP) (h/e)	11.6%	10.9%	12.5%	11.9%
Adjusted Return on Average Assets (ROA)				
Annualized Net Income (GAAP) (j)	$452	$557	$481	$285
Average Total Assets (GAAP) (k)	$41,744	$40,225	$42,886	$28,875
Return on Average Assets (GAAP) (j/k)	1.08%	1.38%	1.12%	0.99%
Annualized Adjusted Net Income[1] (Non-GAAP) (l)	$543	$478	$600	$313
Average Total Assets (GAAP) (k)	$41,744	$40,225	$42,886	$28,875
Adjusted Return on Average Assets (Non-GAAP) (l/k)	1.30%	1.19%	1.40%	1.08%

Numbers may not add to total due to rounding.

[1]ROTCE, Adjusted ROTCE, Adjusted Efficiency Ratio, Adjusted Noninterest expense, Adjusted Net Income Available to Common, and Adjusted Net Income are Non-GAAP numbers that are reconciled on the previous slide. [2]Includes the average after-tax impact of $27.9 million and $(46.2) million of notable items recognized in 2019 and 2018, respectively.

25